Exhibit 16






October 3, 2000



Securities and Exchange Commission
Mail Stop 11-3 450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Power Exploration, Inc. dated October 4, 2000.

Yours truly,



/s/ Merdinger, Frutcher, Rosen, & Corso, P.C.